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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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CHARLES RIVER ASSOCIATES INCORPORATED
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CHARLES RIVER ASSOCIATES INCORPORATED

Notice of Annual Meeting of Stockholders
to be held on April 16, 2004

        Charles River Associates Incorporated hereby gives notice that it will hold its annual meeting of stockholders at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts on Friday, April 16, 2004, beginning at 10:00 A.M., local time, for the following purposes:

  1.
  To consider and vote upon the election of two Class II directors and three Class III directors; and

  2.
  To transact such further business as may properly come before the annual meeting or any adjournment thereof.

        Our board of directors has fixed the close of business on Monday, March 8, 2004, as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment thereof. Only stockholders of record on March 8, 2004, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment thereof.

                      By order of the board of directors,

                      Peter M. Rosenblum
                       Clerk

Boston, Massachusetts
March 17, 2004

YOUR VOTE IS IMPORTANT

Please sign and return the enclosed proxy, whether or not you plan to attend the annual meeting.

CHARLES RIVER ASSOCIATES INCORPORATED
200 Clarendon Street
Boston, Massachusetts 02116
(617) 425-3000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held on April 16, 2004

        This proxy statement relates to the 2004 annual meeting of stockholders of Charles River Associates Incorporated. The annual meeting will take place as follows:

Date:	April 16, 2004
Time:	10:00 A.M.
Place:	Foley Hoag LLP 155 Seaport Boulevard Boston, Massachusetts

        Our board of directors is soliciting proxies for the annual meeting and any and all adjournments of the annual meeting. The shares represented by your properly signed proxy will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our board of directors has made a recommendation, the shares covered by your signed proxy will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered. You may revoke your proxy at any time before it has been exercised.

        We are mailing this proxy statement and the enclosed form of proxy to stockholders on or about March 24, 2004.

PROXY STATEMENT

TABLE OF CONTENTS

Annual Meeting of Stockholders
Purpose of the annual meeting
Record date
Quorum
Vote required; tabulation of votes
Solicitation of proxies
Proposal One—Election of Directors
Corporate Governance
Executive Officers and Directors
Executive officers and directors
Board and committee meetings
Audit committee
Nominating and corporate governance committee
Compensation committee
Compensation committee interlocks and insider participation
Executive committee
Director candidates and selection processes
Communications with our board of directors
Compensation of Directors and Executive Officers
Director compensation
Executive compensation
Equity compensation plans
Agreements with executive officers
Report of the Compensation Committee
Compensation committee report on executive compensation
Performance graph
Transactions with Related Parties
Stock restriction agreement
Payments to directors
Loan to executive officer
Security Ownership of Certain Beneficial Owners and Management
Principal stockholders
Report of the Audit Committee
Principal Accountant Fees and Services
Pre-approval policies and procedures
Section 16(a) Beneficial Ownership Reporting Compliance
Stockholder Proposals
Available Information

ANNUAL MEETING OF STOCKHOLDERS

Purpose of the annual meeting

        At the annual meeting, we will submit the following proposal to the stockholders:

        Proposal One:    To elect two Class II directors to a two-year term and three Class III directors to a three-year term.

        Our board of directors does not intend to present to the annual meeting any business other than the proposal described in this proxy statement. Our board of directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that properly may be presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

Record date

        Our board of directors has fixed the close of business on Monday, March 8, 2004, as the record date for the annual meeting. Only stockholders of record at the close of business on that date are entitled to receive notice of the annual meeting and to vote at the annual meeting. At the close of business on the record date, there were issued and outstanding 10,122,944 shares of our common stock. Each share of common stock outstanding on the record date will be entitled to cast one vote.

Quorum

        Our by-laws provide that a quorum consists of a majority in interest of all shares of common stock issued, outstanding and entitled to vote at the annual meeting. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the annual meeting for purposes of determining the existence of a quorum at the annual meeting. In general, votes withheld from any nominee for election as director, abstentions, if applicable, and broker "non-votes," if applicable, are counted as present or represented for purposes of determining the existence of a quorum at the annual meeting. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner returns a proxy but does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Vote required; tabulation of votes

        A plurality of the votes properly cast at the annual meeting will be necessary to elect the two Class II directors to a two-year term and the three Class III directors to a three-year term. Abstentions and broker "non-votes" will not be included in calculating the number of votes cast on the proposal.

        Our transfer agent, EquiServe, will tabulate the votes at the annual meeting.

Solicitation of proxies

        No compensation will be paid by any person in connection with our solicitation of proxies. We will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitation will be nominal. We will pay all expenses incurred in connection with this solicitation.

PROPOSAL ONE
ELECTION OF DIRECTORS

        Proposal One concerns the election of two Class II directors and three Class III directors.

        Our board of directors currently consists of nine directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at the annual meeting of stockholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the term of the Class III directors is expiring.

        Normally, only one class of directors is eligible for election at any annual meeting of stockholders. However, our board has only recently appointed Basil L. Anderson and Nancy L. Rose to our board, and the board, with the cooperation of Mr. Anderson and Dr. Rose, wishes to afford our stockholders the opportunity to ratify the board's decisions to appoint these two individuals to the board by voting upon their re-election this year, rather than at a later date.

        Accordingly, our board of directors has nominated Mr. Anderson and Dr. Rose to serve as Class II directors for a two-year term. Our board of directors elected Mr. Anderson as a Class III director in January 2004, and his current term will expire at the annual meeting. We have nominated Mr. Anderson to serve as a Class II director, rather than a Class III director, in order to balance out the number of directors in each of the classes of directors. Our board of directors elected Dr. Rose as a Class II director in March 2004, and her current term would otherwise expire at the annual meeting in 2006.

        Our board of directors has nominated James C. Burrows, Franklin M. Fisher and Carl Shapiro to serve as Class III directors for a three-year term. Our stockholders elected Drs. Burrows, Fisher, and Shapiro as Class III directors at our annual meeting of stockholders in April 2001, and their current terms will expire at the annual meeting.

        Proxies will not be voted at the annual meeting for more than five candidates.

        Mr. Anderson and Drs. Burrows, Fisher, Rose, and Shapiro have each agreed to serve if elected, and we have no reason to believe that they will be unable to serve. If any of them is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee that our board will designate at that time.

        Our board of directors recommends that you vote FOR the election of Mr. Anderson and Drs. Burrows, Fisher, Rose, and Shapiro.

CORPORATE GOVERNANCE

        In designing our corporate governance structure, we seek to identify and implement the best practices that we believe will serve the interests of our business and stockholders, including practices mandated by the Sarbanes-Oxley Act of 2002 and related rules of the Securities and Exchange Commission and the Nasdaq Stock Market. You can find our current corporate governance principles, including our code of ethics and the charters for the standing committees of our board of directors, through the Investor Relations page of our website at www.crai.com. The Charles River Associates Incorporated Code of Business Conduct and Ethics applies to not only our principal executive officer, principal financial officer and principal accounting officer, but also all of our other employees, executive officers, directors and outside consultants. The Code of Business Conduct and Ethics includes, among other things, provisions covering compliance with laws and regulations, conflicts of interest, insider trading, fair dealing, proper use of our assets, confidentiality, health and safety, discrimination and harassment, accounting and record keeping, and the reporting of illegal or unethical behavior. We intend to continue to modify our policies and practices to address ongoing developments in the area of corporate governance. We have discussed many features of our corporate governance principles in other sections of this proxy statement. Some of the highlights of our corporate governance principles are:

  •
  Director and committee independence.  A majority of our directors are independent directors under the rules of the Nasdaq Stock Market. Our board of directors has determined that our independent directors are Messrs. Anderson, Concannon and Maheu, and Drs. Moriarty and Rose. Each member of our audit committee, nominating and corporate governance committee, and compensation committee meets the independence requirements of the Nasdaq Stock Market for membership on the committees on which he or she serves.

  •
  Separate chairman and chief executive officer.  We have a separate chairman of the board, a non-executive position, and chief executive officer. Our chairman is an independent director.

  •
  Audit committee.  Our audit committee is directly responsible for appointing, compensating, evaluating, and, when necessary, terminating our independent auditors. Our independent auditors report directly to our audit committee. Our board has determined that we have at least two audit committee financial experts under the rules of the Securities and Exchange Commission. Our audit committee's prior approval is required for all audit services and non-audit services (other than de minimus non-audit services as defined by the Sarbanes-Oxley Act of 2002) to be provided by our independent auditor.

  •
  Committee authority.  Our audit committee, nominating and corporate governance committee, and compensation committee each have the authority to retain independent advisors and consultants, with all fees and expenses to be paid by us.

  •
  Whistleblower procedures.  Our audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers, employees, and outside consultants of concerns regarding questionable accounting, internal accounting controls or auditing matters. We expect to implement these procedures by the date of the annual meeting.

EXECUTIVE OFFICERS AND DIRECTORS

Executive officers and directors

        Set forth below are the names and certain information with respect to each of our current directors and executive officers:

Name	Age	Position
Rowland T. Moriarty(1)(2)(3)	57	Chairman of the board
Franklin M. Fisher	69	Vice chairman of the board
James C. Burrows(3)	60	President, chief executive officer and director
J. Phillip Cooper	60	Chief financial officer, executive vice president and treasurer
Robert J. Larner	62	Executive vice president
C. Christopher Maxwell	49	Executive vice president
Basil L. Anderson(1)(4)	58	Director
William F. Concannon(2)(4)	48	Director
Ronald T. Maheu(1)(3)(4)	61	Director
Nancy L. Rose (2)	45	Director
Steven C. Salop	57	Director
Carl Shapiro	49	Director

(1)
Member of the nominating and corporate governance committee

(2)
Member of the compensation committee

(3)
Member of the executive committee

(4)
Member of the audit committee

        Our board of directors is divided into three classes. The term of one class of directors expires each year at the annual meeting of stockholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among our directors and executive officers. Below we have identified each of our directors by class.

Directors serving a term expiring at the 2004 annual meeting (Class III directors):

        Franklin M. Fisher has served as an outside expert and a director since 1967. Since May 2002, Dr. Fisher has served as our vice chairman of the board of directors. From April 1997 until May 2002, Dr. Fisher served as our chairman of the board of directors. Dr. Fisher has been professor of economics at the Massachusetts Institute of Technology since 1965, and the president and sole employee of FMF, Inc., an economic consulting firm, since 1980. Dr. Fisher is also a director of the National Bureau of Economic Research. He received his Ph.D. in economics from Harvard University in 1960.

        James C. Burrows joined us in 1967 and has served as our president and chief executive officer since March 1995 and as a director since April 1993. Dr. Burrows is also a director of NeuCo. From

December 1992 to February 2001, Dr. Burrows directed our legal and regulatory consulting practice. From 1971 to March 1995, Dr. Burrows served as a vice president and from June 1987 to December 1992 also directed our economic litigation program. Dr. Burrows received his Ph.D. in economics from the Massachusetts Institute of Technology in 1970.

        Basil L. Anderson has served as a director since January 2004. Mr. Anderson has been employed as a vice chairman of the board of directors of Staples, Inc. since September 2001. From April 1996 to April 2000, Mr. Anderson served as executive vice president and chief financial officer of Campbell Soup Company. Prior to joining Campbell Soup, Mr. Anderson had a 20-year career with Scott Paper Company, where he served most recently as vice president and chief financial officer from February 1993 to December 1995 and as treasurer from 1985 to February 1993. Mr. Anderson holds an M.B.A. from the University of Chicago and an M.S. from the University of Illinois. Mr. Anderson is a director of Hasbro, Inc. and also serves on the board of trustees of the University of Chicago Graduate School of Business.

        Carl Shapiro has served as a director since June 2000 and as an outside expert since December 1998. Since 1990, Dr. Shapiro has been a professor of business strategy at the Haas School of Business at the University of California at Berkeley. Since 1998, he has also been the director of the Institute of Business and Economic Research at U.C. Berkeley. In October 1996, he co-founded The Tilden Group, LLC, an economic consulting firm that we acquired in December 1998. From August 1995 to June 1996, Dr. Shapiro served as Deputy Assistant Attorney General for Economics in the Antitrust Division of the United States Department of Justice. Dr. Shapiro received his Ph.D. in economics from the Massachusetts Institute of Technology in 1981.

Directors serving a term expiring at the 2005 annual meeting (Class I directors):

        Rowland T. Moriarty has served as a director since 1986 and as our chairman of the board of directors, a non-executive position, since May 2002. From December 1992 until May 2002, Dr. Moriarty served as our vice chairman of the board of directors. Dr. Moriarty also serves in a non-executive capacity as the chairman of the board of NeuCo, Inc., our majority-owned subsidiary. Dr. Moriarty serves in this capacity as an outside director and not as our representative; he is also a stockholder of NeuCo. Dr. Moriarty has served as chairman and chief executive officer of Cubex Corporation, an international marketing consulting firm, since 1992. Dr. Moriarty was a professor at Harvard Business School from 1981 to 1992. He received his D.B.A. from Harvard University in 1980. He is a director of Staples, Inc. and Trammell Crow Company.

        William F. Concannon has served as a director since June 2000. Since June 2003, Mr. Concannon has been the vice chairman of Trammell Crow Company, a diversified commercial real estate firm, where he has been a director since 1991. From February 2001 to June 2003, Mr. Concannon was the president of the global services group of Tramell Crow Company. Mr. Concannon has been president and chief executive officer of Trammell Crow Corporate Services, a real estate company, since July 1991. Mr. Concannon received his B.S. in accounting from Providence College in 1977. Mr. Concannon is also a director of FPDSavills.

        Steven C. Salop has served as a director since September 1998 and as an outside expert since 1987. Dr. Salop has been professor of economics and law at the Georgetown University Law Center since August 1982. Dr. Salop has been the president of Salop Economics Inc., an economic consulting firm, since 1982. Dr. Salop previously served on our board of directors from June 1993 to April 1998. Dr. Salop received his Ph.D. in economics from Yale University in 1972.

Directors serving a term expiring at the 2006 annual meeting (Class II directors):

        Ronald T. Maheu has served as a director since January 2003. Since 2000, Mr. Maheu has been a lecturer at the Graduate School of Management at Boston University. Mr. Maheu retired in July 2002 from PricewaterhouseCoopers, LLP. Mr. Maheu was a founding member of Coopers & Lybrand's board of partners. Following the merger of Price Waterhouse and Coopers & Lybrand in 1998, Mr. Maheu served on both the U.S. and global boards of partners and principals of PricewaterhouseCoopers until June 2001. Mr. Maheu holds an M.B.A. from Boston University and an M.S. in taxation from Bentley College. He is also a director of Enterasys Networks, Inc. and Netegrity, Inc.

        Nancy L. Rose has served as a director since March 2004. Dr. Rose has been professor of economics in the department of economics at the Massachusetts Institute of Technology since 1995. She has been director of the National Bureau of Economic Research research program in industrial organization since 1991. Dr. Rose was a George and Karen McCown Distinguished Visiting Scholar at the Hoover Institution from August 2000 through June 2001, and a fellow of the Center for Advanced Study from August 1993 through June 1994. From 1985 to 1997, she held various faculty positions at the Massachusetts Institute of Technology's Sloan School of Management, including professor of management and economics from 1995 to 1997. She received her Ph.D. in economics from the Massachusetts Institute of Technology in 1985. Dr. Rose is also a director of Sentinel Group Funds, Inc. and a trustee of Sentinel Pennsylvania Tax-Free Trust.

Our executive officers who are not also directors are listed below:

        J. Phillip Cooper has served as our chief financial officer and treasurer since January 2003 and as our executive vice president since February 2001. Dr. Cooper previously served as our interim chief financial officer from October 2002 to January 2003 and as our vice president of corporate development from May 2000 to February 2001. From November 1995 to May 2000, Dr. Cooper served as president of Kona Bay Associates, a consulting company. From August 1999 to May 2000, Dr. Cooper also served as chief executive officer of e-VIP, Inc., a boutique investment banking company. Dr. Cooper received his Ph.D. in economics and finance from the Massachusetts Institute of Technology in 1972.

        Robert J. Larner has served as our executive vice president and directed our legal and regulatory consulting practice since February 2001. Dr. Larner served as a vice president from December 1979 to February 2001. Dr. Larner also served as a director from April 1981 to March 1982 and from April 1988 to March 1989. Dr. Larner received his Ph.D. in economics from the University of Wisconsin in 1968.

        C. Christopher Maxwell has been our executive vice president since February 2001, serving as our director of research. Dr. Maxwell previously served as a vice president from April 1992 to February 2001. Dr. Maxwell received his Ph.D. in economics from Harvard University in 1983.

Board and committee meetings

        During the fiscal year ended November 29, 2003, our board of directors met six times and acted by unanimous written consent ten times. During fiscal 2003, each incumbent director attended at least 75% of the total number of meetings held by the board and the committees of the board on which he or she served. To the extent reasonably practicable, directors are expected to attend board meetings, meetings of committees on which they serve, and, starting this year, our annual meeting of stockholders. Last year, two of the eight individuals then serving as directors attended the annual meeting.

        Our board of directors has four standing committees: the audit committee, the nominating and corporate governance committee, the compensation committee, and the executive committee. All of the members of the audit committee, the nominating and corporate governance committee, and the compensation committee are independent directors under the rules of the Nasdaq Stock Market. Our board of directors has adopted charters for each of these committees, which we have made available through the Investor Relations page of our website at www.crai.com. The audit committee, the nominating and corporate governance committee, and the compensation committee each have the authority to retain independent advisors and consultants, with all fees and expenses to be paid by us.

        The membership of each committee of our board is as follows:

Audit committee: Ronald T. Maheu (Chair) Basil L. Anderson William F. Concannon	Compensation committee: William F. Concannon (Chair) Rowland T. Moriarty Nancy L. Rose
Nominating and corporate governance committee: Rowland T. Moriarty (Chair) Basil L. Anderson Ronald T. Maheu	Executive committee: Rowland T. Moriarty (Chair) James C. Burrows Ronald T. Maheu

Audit committee

        Our audit committee is currently composed of Messrs. Anderson, Concannon and Maheu. Our audit committee provides the opportunity for direct contact between our independent auditors and members of the board of directors; the auditors report directly to the committee. The committee assists the board in overseeing the integrity of our financial statements; our compliance with legal and regulatory requirements; our independent auditor's qualifications and independence; and the performance of our independent auditors. The committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent auditors. Our audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our board has determined that Ronald T. Maheu and Basil L. Anderson are each audit committee financial experts under the rules of the Securities and Exchange Commission. Our audit committee met six times during fiscal 2003.

Nominating and corporate governance committee

        We have had a governance committee since before our public offering in 1998, and we recently renamed it the nominating and corporate governance committee. The current members of our nominating and corporate governance committee are Messrs. Anderson and Maheu and Dr. Moriarty. Our nominating and corporate governance committee's responsibilities include providing recommendations to our board of directors regarding nominees for director, membership on the committees of our board, and succession plans for our chief executive officer. An additional function of the committee is to develop corporate governance practices to recommend to our board and to assist our board in complying with those practices. Our nominating and corporate governance committee met four times during fiscal 2003.

Compensation committee

        The compensation committee's responsibilities include providing recommendations to our board regarding the compensation levels of directors, approving, or recommending for approval by our board, the compensation levels of executive officers, providing recommendations to our board regarding compensation programs, administering our employee benefit plans, including all incentive compensation plans and equity-based plans, authorizing grants under our stock option plans, and authorizing other equity compensation arrangements.

Compensation committee interlocks and insider participation

        Our compensation committee is currently composed of Mr. Concannon and Drs. Moriarty and Rose. Dr. Moriarty serves in a non-executive capacity as the chairman of the board of NeuCo, Inc., our majority-owned subsidiary. Dr. Moriarty serves in this capacity as an outside director and not as our representative; he is also a stockholder of NeuCo. For information concerning a stock restriction agreement to which Dr. Moriarty is a party, see "Transactions with Related Parties."

Executive committee

        Our executive committee, currently composed of Mr. Maheu and Drs. Burrows and Moriarty, has delineated authority to act on behalf of our board of directors in situations arising between regular meetings of our board. It is intended that our executive committee shall take action only when reasonably necessary to expedite our interests between regularly scheduled board meetings. Our executive committee did not meet during fiscal 2003.

Director candidates and selection processes

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to our board members and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates, and interviews of selected candidates by members of the committee and other members of our board. The committee often solicits the opinions of third parties with whom the potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidate or candidates under consideration. Each of Mr. Anderson and Dr. Rose was initially recommended as a candidate for director by one of our non-management directors.

        In evaluating the qualifications of any candidate for director, the committee considers, among other factors, the candidate's depth of business experience, intelligence, quality of judgment, integrity, familiarity with the legal, regulatory and business consulting industry, ability to assist in recruiting outside experts and employee consultants, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, level of educational attainment, degree of independence from management, contribution to the diversity of the board, and willingness and ability to serve. The committee also considers the degree to which the candidate's skills, experience and background complement or duplicate those of our existing directors. Among the qualities or skills that the committee believes to be necessary for one or more members of the board to possess are familiarity with the segments of the consulting industry in which we compete, substantial experience with the financial reporting process for public companies, and knowledge of the academia of economics. In the case of incumbent directors whose terms are set to expire, the committee also gives consideration to each director's prior contributions to the board. In evaluating candidates, the committee prefers to retain the flexibility to consider each candidate's overall mix of qualifications rather than to specify minimum qualifications that each candidate must possess. In selecting candidates to recommend for nomination as a director, the committee abides by our firm-wide non-discrimination policy.

        The committee will consider director candidates recommended by stockholders and uses the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. The committee has not adopted any particular method that stockholders must follow to make a recommendation. We suggest that stockholders make recommendations by writing to the chairman of our nominating and corporate governance committee, in care of our offices, with sufficient information about the candidate, his or her work experience, his or her qualifications for director, and his or her references as will enable the committee to evaluate the candidacy properly. We also suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide our nominating and corporate governance committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. We remind stockholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors, which we discuss elsewhere in this proxy statement.

Communications with our board of directors

        Our board has established the following process for stockholders to communicate with the board, and this process has been approved by a majority of our independent directors. Stockholders wishing to communicate with our board should send correspondence to the attention of Rowland T. Moriarty, Chairman of the Board, Charles River Associates Incorporated, 200 Clarendon Street, T-33, Boston, Massachusetts 02116, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Our chairman will review all correspondence confirmed to be from stockholders and decide whether or not to forward the correspondence or a summary of the correspondence to the board or a committee of the board. Accordingly, our chairman will review all stockholder correspondence, but the decision to relay that correspondence to the board or a committee will rest entirely within his discretion.

        Our board believes that this process will suffice to handle the relatively low volume of communications we have historically received from our stockholders. If the volume of communications increases such that this process becomes burdensome to our chairman, our board may elect to adopt more elaborate screening procedures.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director compensation

        We pay our non-employee directors an annual fee of $13,000 for their services as directors, plus $2,400 for each regular board meeting attended and $1,000 for each special board meeting attended. We pay each non-employee director who serves as chair of any committee of the board an annual fee of $12,000 and each other non-employee director who serves as a member of any committee a fee of $1,000 per committee meeting attended. Dr. Moriarty also receives an annual fee of $150,000, as well as office space and support services, for his services as chairman of the board. Directors who are employees do not receive separate fees for their services as directors. See "Transactions with Related Parties—Payments to directors" for information concerning consulting fees we paid to some of our directors for their services as outside experts.

        Under our 1998 Incentive and Nonqualified Stock Option Plan, each outside director who is re-elected as one of our directors or whose term continues after the annual meeting of stockholders will on the date of the annual meeting receive a nonqualified option to purchase 5,000 shares of our common stock at an exercise price equal to the fair market value of the common stock on that date. Each option will vest in full on the first anniversary of the date of grant and will have a term of ten years. Each person who is first elected an outside director will receive on the date of his or her election a nonqualified option to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of the common stock on that date. Each option will vest in three equal annual installments, commencing on the first anniversary of the date of grant, and will have a term of ten years. Under the terms of the stock option plan, an outside director is a director who is not an employee of our firm or any parent or subsidiary of our firm and is not a consultant who provides economic consulting services to or with our firm or any parent or subsidiary of our firm. Currently, our outside directors are Messrs. Anderson, Concannon and Maheu, and Drs. Moriarty and Rose.

        In accordance with the terms of our stock option plan, in connection with our annual meeting of stockholders in April 2003, each of Messrs. Concannon and Maheu, and Drs. Carl Kaysen and Moriarty received a nonqualified option to purchase 5,000 shares of common stock at an exercise price of $17.45 per share. Dr. Kaysen served on our board of directors during fiscal 2003. Upon the election of Mr. Anderson as a director in January 2004, he received a nonqualified option to purchase 10,000 shares of common stock at an exercise price of $34.21 per share. Upon the election of Dr. Rose as a director in March 2004, she received a nonqualified option to purchase 10,000 shares of common stock at an exercise price of $31.63 per share.

        Dr. Moriarty receives $20,000 per year from NeuCo, Inc., our majority-owned subsidiary, for his service as an outside director of NeuCo, which is the same compensation received by NeuCo's other outside directors. In addition, NeuCo pays Dr. Moriarty $60,000 per year for his service as the chairman of its board, which is a non-executive position. Dr. Moriarty serves in this capacity as an outside director and not as our representative.

Executive compensation

        Compensation summary.    The following table provides summary information concerning the compensation earned by our chief executive officer and other executive officers for services rendered in all capacities for the fiscal years ended November 24, 2001, November 30, 2002, and November 29, 2003.

        Except with respect to Dr. Cooper, other annual compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of those perquisites and other personal benefits was less than $50,000 and constituted less than ten percent of the executive officers' respective total annual salary and bonus. Other annual compensation reported for Dr. Cooper includes loan forgiveness of $39,333 in fiscal 2001, $37,333 in fiscal 2002, and $35,333 in fiscal 2003, which we describe in more detail under the heading "Transactions with Related Parties—Loan to executive officer."

        The column entitled "securities underlying options" represents shares of common stock issuable upon exercise of stock options granted under our stock option plan. The column entitled "all other compensation" represents our contributions to our savings and retirement plan of $8,500 in fiscal 2001, $6,800 in fiscal 2002, and $10,000 in fiscal 2003 on behalf of each executive officer, as well as premiums we paid for term life insurance for the benefit of the executive officers.

Summary Compensation Table

Long-term compensation Awards Securities underlying options (#)
Annual compensation
Name and principal position	Year	Salary ($)	Bonus ($)	Other annual compensation ($)		All other compensation ($)
James C. Burrows President and chief executive officer	2003 2002 2001	$410,577 350,000 332,500	$675,000 300,000 125,000	— — —	25,000 10,000 —	$13,200 9,230 10,895
J. Phillip Cooper Chief financial officer, executive vice president and treasurer	2003 2002 2001	242,788 225,000 186,538	495,000 260,000 145,000	$39,728 41,593 41,164	7,500 7,500 5,000	10,780 7,640 9,145
Robert J. Larner Executive vice president	2003 2002 2001	254,807 226,000 187,981	240,000 125,000 180,800	— — —	6,500 4,520 5,000	13,830 9,703 12,210
C. Christopher Maxwell Executive vice president	2003 2002 2001	254,807 229,808 206,251	158,300 266,400 196,000	— — —	20,000 4,700 —	11,765 8,565 10,145

        Option grants in last fiscal year.    The following table provides information concerning stock options granted to the executive officers named in the summary compensation table.

        In fiscal 2003, we granted to our employees options to purchase an aggregate of 440,030 shares of common stock under our stock option plan. In accordance with our stock option plan, all options were granted with an exercise price equal to fair market value as determined by our board of directors on the date of grant.

        Amounts reported in the last two columns represent hypothetical values that may be realized upon exercise of the options immediately before the expiration of their term, assuming the specified compounded rates of appreciation of the price of our common stock over the term of the options. These numbers are calculated based on the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings depend on the timing of the exercise of the option and the sale of the common stock, as well as the future performance of the common stock. The rates of appreciation assumed in this table may not be achieved and the officers may never receive the amounts reflected. This table does not take into account any change in the price of the common stock from the date of grant to the current date. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.

Option grants in last fiscal year

					Potential realizable value at assumed annual rate of stock price appreciation for option term
	Individual Grants
	Number of securities underlying options granted (#)(1)	Percent of total options granted to employees in fiscal year
Name			Exercise price ($/share)
				Expiration date	5% ($)	10% ($)
James C. Burrows	25,000	5.7%	$22.81	June 5, 2013	$358,627	$908,832
J. Phillip Cooper	7,500	1.7%	22.81	June 5, 2013	107,588	272,649
Robert J. Larner	6,500	1.5%	22.81	June 5, 2013	93,243	236,296
C. Christopher Maxwell	20,000	4.6%	22.81	June 5, 2013	286,902	727,065

(1)
Represents shares of common stock issuable upon exercise of incentive and nonqualified options granted under our stock option plan. The options were granted on June 5, 2003 and vest in four equal annual installments beginning on the first anniversary of the date of grant.

        Aggregate option exercises and fiscal year-end option values.    The following table provides information concerning stock options exercised during fiscal 2003 and stock options held at November 29, 2003 by the executive officers named in the summary compensation table. The stock options attributed to Dr. Cooper are held by a third party in an irrevocable trust for the benefit of certain members of Dr. Cooper's family.

        The value realized upon the exercise of options is based on the last sale prices of the common stock on the respective dates of exercise, as reported by the Nasdaq National Market, less the applicable option exercise prices. The value of unexercised in-the-money options at fiscal year-end is based on $32.75 per share, the last sale price of our common stock on November 28, 2003, as reported on the Nasdaq National Market. Actual gains, if any, will depend on the value of the common stock on the date of the sale of the shares.

Aggregate option exercises in last fiscal year and fiscal year-end option values

			Number of securities underlying unexercised options at fiscal year-end		Value of unexercised in-the-money options at fiscal year-end ($)
Name	Shares acquired on exercise (#)	Value realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
James C. Burrows	—	—	30,014	28,236	417,682	290,568
J. Phillip Cooper	58,750	1,195,741	3,250	23,000	70,483	411,231
Robert J. Larner	13,270	233,165	7,125	3,125	78,399	68,539
C. Christopher Maxwell	27,200	392,652	21,250	1,250	226,375	27,575

Equity compensation plans

        The following table provides information as of November 29, 2003 regarding shares authorized for issuance under our equity compensation plans, including individual compensation arrangements.

        The equity compensation plans approved by our stockholders are our 1998 incentive and nonqualified stock option plan and our 1998 employee stock purchase plan. As of November 29, 2003, we did not have any equity compensation plans not approved by our stockholders.

Equity compensation plan information

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	1,502,560	$16.45	541,106(1)
Equity compensation plans not approved by stockholders	—	—	—
Total	1,502,560	$16.45	541,106

(1)
Includes 211,777 shares of common stock reserved for future issuance under our 1998 employee stock purchase plan. In addition, our 1998 incentive and nonqualified stock option plan contains a provision that automatically increases the number of shares available for issuance under the plan on an annual basis by the lesser of 400,000 shares or 4% of the number of shares of common stock outstanding at the end of each fiscal year. In accordance with this provision, on December 1, 2003 the maximum number of shares issuable under our stock option plan was increased by 400,000.

Agreements with executive officers

        In May 2000, we entered into a letter agreement with Dr. Cooper. The agreement provides that, if we terminate Dr. Cooper's employment not-for-fault before age 65 or if his employment is terminated as a result of a change of control, including any resignation after a change of control, we will pay Dr. Cooper a lump sum equal to the greater of $100,000 or our normal termination pay for someone of his seniority and tenure. In the event of such termination, we also agreed to accelerate the vesting of his options by one year and continue his employee benefits for one year. The agreement also provided for a loan to Dr. Cooper, which is more fully described in "Transactions with Related Parties—Loan to executive officer."

REPORT OF THE COMPENSATION COMMITTEE

        The compensation committee established by our board of directors is currently composed of Mr. Concannon and Drs. Moriarty and Rose. Our board of directors adopted a charter for the compensation committee in January 2004, and a copy of the charter is available through the Investor Relations page of our website at www.crai.com. Under the charter, the compensation committee is responsible for recommending to the board the compensation philosophy and policies that we should follow, particularly with respect to the compensation of the members of our senior management. The committee is responsible for reviewing and approving, or recommending for approval by the board, the compensation of our executive officers, including our chief executive officer. In addition, the board has delegated to the committee the authority to administer, review and make recommendations with respect to our employee benefit plans, including our incentive compensation plans and our equity-based plans.

        The following report is made by Mr. Concannon and Dr. Moriarty, as the members of the compensation committee during fiscal 2003, and summarizes our executive officer compensation policies for fiscal 2003. Dr. Rose has only recently joined the compensation committee and, accordingly, did not participate in the preparation of this report.

Compensation committee report on executive compensation

        Compensation objectives.    The objectives of our senior management compensation program are to align compensation with our business objectives, individual performance and the interests of our stockholders; motivate and reward high levels of performance; recognize and reward the achievement of firm-wide or departmental goals; and enable our firm to attract, retain and reward members of senior management who contribute to the long-term success of our firm.

        To achieve those objectives, the compensation committee strives to make decisions concerning executive compensation that:

  •
  establish incentives that will link executive officer compensation to our firm's financial performance and that will motivate executives to attain our firm's annual financial targets; and

  •
  provide a total compensation package that is competitive among companies offering consulting services.

        The Securities and Exchange Commission requires that this report comment upon the compensation committee's policy with respect to Section 162(m) of the Internal Revenue Code, which limits our firm's tax deduction for compensation in excess of $1.0 million paid to our firm's chief executive officer and our firm's four other most highly compensated executive officers at the end of any fiscal year unless the compensation qualifies as "performance-based compensation." The compensation committee's policy with respect to Section 162(m) is to make a reasonable effort to cause compensation to be deductible by our firm while simultaneously providing executive officers of our firm with appropriate rewards for their performance.

        Executive compensation programs.    Our firm's compensation package consists of three principal components:

  •
  salary;

  •
  discretionary bonuses; and

  •
  where appropriate to provide longer-term incentive to executive officers, stock options.

Our firm's executive officers are also eligible to participate in other employee benefit plans, including health, life insurance and medical reimbursement plans and a 401(k) retirement plan, on substantially the same terms as other vice presidents who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these plans.

        In setting salaries for our firm's executive officers for fiscal 2003, we considered the salaries we paid our executive officers in fiscal 2002. We considered information available to us regarding the salaries and overall compensation paid to persons having comparable responsibilities at other consulting firms with which our firm competes. We evaluated the experience, talents and capabilities of our executive officers relative to their peers at competing firms, and attempted to establish salaries that our executive officers would find attractive.

        Our firm's executive officer compensation policy emphasizes bonuses and stock options which align the interests of management with the stockholders' interest in the financial performance of our firm for the fiscal year and the longer term. We determine each executive officer's annual bonus based on our overall assessment of his contribution to our growth and profitability for the past fiscal year. In setting each officer's bonus, we give particular consideration to business generation and the number of billable hours worked, but we also consider the officer's contribution to practice development, client management, project management, contribution to corporate resource allocation, contribution to staff development, participation in senior recruiting and corporate administrative responsibilities. We considered these factors in determining the final bonus amounts paid to our executive officers in fiscal 2002 and fiscal 2003. Our determinations were based in large measure on our own judgments; while some of the factors we consider are quantifiable, in our view many less quantifiable factors are equally important and deserve considerable weight.

        During fiscal 2003, our approach to executive officer compensation included grants of stock options. See "Option grants in last fiscal year." We recommended to our board of directors that it grant stock options to all of our executive officers, including our chief executive officer. We made these recommendations during the process of deciding upon final cash bonuses for fiscal 2002, and we considered many of the same factors that we used to determine the executive officers' bonuses for fiscal 2002. The compensation committee continues to believe that stock options provide a significant incentive to executive officers to remain with our firm and create long-term value for its stockholders. In determining the size of the stock option grants recommended for these executive officers, we emphasized the seniority and responsibilities of the executives, the practice of certain peers with respect to option grants, the performance of the executives, and the number and exercise price of any stock options previously granted to them.

        Chief executive officer compensation.    Consistent with our compensation policies for our other executive officers, our approach to the chief executive officer's compensation package in fiscal 2003 was to be competitive with comparable companies offering consulting services and to tie a large percentage of the chief executive officer's eligible compensation to our firm's performance. We believe that this approach provides additional incentive to the chief executive officer to achieve our firm's performance goals and enhance stockholder value.

        Salary for our firm's chief executive officer was designed to give him assurance of a base level of compensation commensurate with his position and duration of employment with our firm and to be competitive with salaries for officers holding comparable positions with companies offering consulting services. In May 2003, we increased the base salary of our chief executive officer from $350,000 to $450,000. This increase was the first increase in his salary since March 2001. In awarding this increase, we gave primary consideration to our firm's financial performance with respect to revenue growth, the successful integration of acquired practices, and the ongoing development and expansion of our firm.

        Last year, we reported that we had awarded our chief executive officer a minimum bonus of $165,000 for fiscal 2002, but that we had not established his final bonus amount. After giving consideration to the factors outlined above for our other executive officers, we awarded our chief executive officer an additional bonus for a total bonus amount of $300,000 with respect to fiscal 2002.

In establishing the final amount of the chief executive officer's bonus, we gave particular consideration to his contribution to the increases in our revenues and net income in fiscal 2002 relative to the contributions of other officers. We also considered his vital efforts in helping to complete our acquisition of the North American and U.K. operations of Arthur D. Little's Chemical and Energy practice.

        This year we have awarded our chief executive officer a bonus of $675,000. In establishing this bonus amount, we have again given primary consideration to our judgment regarding the chief executive officer's relative contribution to the increases in our revenues and net income in fiscal 2003, as well as his leadership role in completing our successful public offering in August 2003, which has increased our firm's financial flexibility to pursue strategic growth opportunities in the future.

                      The compensation committee
                      William F. Concannon, Chair
                      Rowland T. Moriarty

Performance graph

        The following graph compares the performance of our cumulative stockholder return with that of the Nasdaq Stock Market Index for U.S. Companies, a broad market index, and a peer group of companies selected on a line-of-business basis. The peer group consists of DiamondCluster International, Inc., Exponent, Inc. and Navigant Consulting, Inc. We have omitted Caminus Corporation, a member of our peer group last year, because it was acquired in April 2003. The cumulative stockholder returns for shares of our common stock and for the market index and the peer group indices are calculated assuming $100 was invested on November 28, 1998. We paid no cash dividends during the period shown. The performance of the market index and the peer group indices is shown on a total return (dividends reinvested) basis.

	Value of investment ($)
	11/28/98	11/27/99	11/25/00	11/24/01	11/30/02	11/29/03
Charles River Associates	$100	$139	$47	$88	$70	$146
Peer Group	$100	$68	$39	$20	$15	$43
Nasdaq Stock Market (U.S.)	$100	$172	$144	$95	$74	$98

TRANSACTIONS WITH RELATED PARTIES

Stock restriction agreement

        In general, each person who held our common stock before our initial public offering, or IPO, in 1998 is subject to a stock restriction agreement with us. In some cases, these persons have, with our consent, transferred shares of this pre-IPO stock to family members and others. In general, these transferees are subject to the same terms and conditions of the stock restriction agreement as the transferors and are considered to have the status of pre-IPO stockholders for purposes of the agreement.

        The stock restriction agreement prohibits each pre-IPO stockholder from selling or otherwise transferring certain shares of our common stock held immediately before the IPO during the time periods specified in the agreement. Under the stock restriction agreement, a pre-IPO stockholder generally can not sell more than 50% of the stockholder's pre-IPO stock until April 24, 2004 and thereafter will generally be able to sell an additional 20% of such pre-IPO stock. In addition, before April 24, 2004, a pre-IPO stockholder may not sell other shares of our common stock held by that stockholder on February 28, 2003 or other shares of our common stock acquired before April 24, 2004. However, shares of our common stock that are or were purchased by the pre-IPO stockholder in the open market are not subject to this restriction.

        On or after April 24, 2005, each pre-IPO stockholder may generally sell an amount equal to the greater of 20% of the stockholder's pre-IPO stock or two-thirds of the pre-IPO stock held by the stockholder on April 24, 2005. On and after April 24, 2007, each pre-IPO stockholder may sell all of the stockholder's remaining shares of pre-IPO stock.

        Our board of directors waived the restrictions of the stock restriction agreement to the extent that those restrictions prohibited our pre-IPO stockholders from selling any of the shares sold in the public offering we closed in August 2003. This waiver did not apply to, and the selling stockholders did not sell, any shares whose transfer is restricted until April 24, 2005, or later.

        Upon the death or retirement for disability of any pre-IPO stockholder in accordance with our policies, the foregoing restrictions terminate with respect to the stockholder's pre-IPO stock. The board of directors has the discretion to waive any of the restrictions imposed by the stock restriction agreement.

        We have the right to repurchase a portion of the pre-IPO stock held by a pre-IPO stockholder who leaves us for reasons other than death or retirement for disability in accordance with our policies. If such a departure occurs before April 24, 2005, we have the right to repurchase up to 30% of the stockholder's pre-IPO stock. If such a departure occurs on or after April 24, 2005, we have the right to repurchase all of the pre-IPO stock that the stockholder did not already become entitled to sell. The purchase price will be equal to 70% of the fair market value of the repurchased stock (95% in the case of pre-IPO stockholders who retire after April 24, 2003), or, if the pre-IPO stockholder competes with us, 40% of fair market value. The purchase price will be payable in three equal annual installments. The stock restriction agreement will terminate on April 23, 2008 or earlier with the approval of our board of directors.

Payments to directors

        We have made payments to Drs. Fisher, Salop and Shapiro, all of whom are our directors, for their services as outside experts, including payments for consulting services to clients and for the generation of engagements for us. In fiscal 2003 and fiscal 2004 (through February 20, 2004, the end of our first quarter of fiscal 2004), we paid Dr. Fisher an aggregate of approximately $1.1 million. In fiscal 2003 and fiscal 2004 (through February 20, 2004), we paid Dr. Salop an aggregate of approximately $2.6 million. In fiscal 2003 and fiscal 2004 (through February 20, 2004), we paid Dr. Shapiro an aggregate of approximately $1.5 million. We have accrued additional payments that will be made to each of Drs. Fisher, Salop and Shapiro for consulting services they have performed and business engagements they have generated through February 20, 2004, in approximate amounts of $0.6 million, $0.9 million and $0.5 million, respectively. These amounts include payments made to companies wholly owned by each of the directors.

        Based on the terms of an agreement we entered into with Dr. Shapiro when we acquired the Tilden Group in December 1998, Dr. Shapiro is eligible for a specified bonus payment if certain billable hour conditions are met. Pursuant to that agreement, in January 2004 we paid Dr. Shapiro a performance bonus of $72,128. Dr. Shapiro is eligible for future annual bonus payments through fiscal year 2013. The eligible bonus amount for fiscal 2004 is $80,783 and will continue to increase by 12% each year.

Loan to executive officer

        Pursuant to a letter agreement with Dr. Cooper, in May 2000 we loaned Dr. Cooper $100,000 at an interest rate of 6% per year. All principal and interest were payable in May 2003. We agreed to forgive one-third of the principal and all accrued interest on each of the first three anniversaries of Dr. Cooper's employment. As a result, the final one-third of the principal and all accrued interest was forgiven in May 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        At the close of business on March 8, 2004, there were issued and outstanding 10,122,944 shares of our common stock entitled to cast 10,122,944 votes. On March 8, 2004, the closing price of the common stock as reported on the Nasdaq National Market was $33.49 per share.

Principal stockholders

        The following table provides information regarding the beneficial ownership of our common stock as of March 8, 2004 by:

  •
  each person known by us to be the beneficial owner of more than five percent of our common stock;

  •
  each of our directors;

  •
  each executive officer named in the summary compensation table; and

  •
  all of our current directors and executive officers as a group.

        The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares included in the "Right to acquire" column consist of shares that may be purchased through the exercise of options that vest within 60 days of March 8, 2004.

	Shares beneficially owned
Name	Outstanding	Right to acquire	Total	Percent
Wasatch Advisors, Inc. (1)	1,273,953	—	1,273,953	12.6%
AXA Financial, Inc. (2)	525,647	—	525,647	5.2%
James C. Burrows (3)	276,531	33,250	309,781	3.0%
Franklin M. Fisher	189,080	—	189,080	1.9%
Steven C. Salop (4)	180,500	—	180,500	1.8%
Rowland T. Moriarty (5)	124,228	25,000	149,228	1.5%
Carl Shapiro	51,664	16,400	68,064	*
Christopher Maxwell	31,200	1,250	32,450	*
Robert J. Larner	26,910	1,875	28,785	*
J. Phillip Cooper (6)	—	11,000	11,000	*
William F. Concannon	—	25,000	25,000	*
Ronald T. Maheu	—	8,333	8,333	*
Basil L. Anderson	—	—	—	*
Nancy L. Rose	—	—	—	*
All current directors and executive officers as a group (twelve persons)	880,113	122,108	1,002,221	9.7%

*
Less than one percent.

(1)
The number of shares beneficially held by Wasatch Advisors, Inc. is based solely on information in an amended Schedule 13G filed on February 18, 2004 by Wasatch Advisors, Inc. The address for Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(2)
The number of shares beneficially held by AXA Financial, Inc. is based solely on information in a Schedule 13G filed on February 10, 2004 by AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, and AXA. Each of these persons reported sole voting power over 468,447 shares and sole dispositive power over 525,647 shares. The address for AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104. The address for AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle is 370, rue Saint Honore, 75001 Paris, France. The address for AXA Courtage Assurance Mutuelle is 26, rue Louis le Grand, 75002 Paris, France. The address for AXA is 25, avenue Matignon, 75008 Paris, France.

(3)
Includes 39,000 shares held in trust for the benefit of certain members of Dr. Burrows' immediate family.

(4)
Includes 56,160 shares held by Dr. Salop's wife as trustee of two trusts for the benefit of certain members of Dr. Salop's immediate family.

(5)
Includes 29,906 shares held by Dr. Moriarty's wife as trustee of a trust for the benefit of certain members of Dr. Moriarty's immediate family.

(6)
Represents stock options held by a third party in an irrevocable trust for the benefit of certain members of Dr. Cooper's family. Dr. Cooper disclaims beneficial ownership of these stock options.

REPORT OF THE AUDIT COMMITTEE

        The board of directors appointed an audit committee to monitor the integrity of our firm's consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors. The audit committee also selects our independent auditors. The audit committee is governed by a written charter adopted by the board of directors. A copy of the audit committee charter can be found as Annex A to this proxy statement and through the Investor Relations page of our website at www.crai.com.

        The audit committee currently consists of three non-employee directors. Each member of the audit committee is "independent" within the meaning of the Nasdaq Stock Market's marketplace rules. Dr. Kaysen served on the audit committee during fiscal 2003 but did not participate in the preparation of this report.

        Our firm's management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our firm's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We have relied, without independent verification, on the information provided to us and on the representations made by our firm's management and independent auditors.

        In fulfilling our oversight responsibilities, we discussed with representatives of Ernst & Young, our firm's independent auditors for fiscal 2003, the overall scope and plans for their audit of our firm's consolidated financial statements for fiscal 2003. We met with them, with and without our firm's management present, to discuss the results of their examinations and their evaluations of our firm's internal controls and the overall quality of our firm's financial reporting.

        We reviewed and discussed the audited consolidated financial statements for fiscal 2003 with management and the independent auditors.

        We discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, including a discussion of our firm's accounting principles, the application of those principles, and the other matters required to be discussed with audit committees under generally accepted auditing standards.

        In addition, we received from the independent auditors a letter containing the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed the disclosures with them, as well as other matters relevant to their independence from management and our firm. In evaluating the independence of our auditors, we considered whether the services they provided to our firm beyond their audit and review of our consolidated financial statements was compatible with maintaining their independence. We also considered the amount of fees they received for audit and non-audit services.

        Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, we recommended to the board of directors that our firm's audited consolidated financial statements for fiscal 2003 be included in our firm's annual report on Form 10-K. We also reappointed Ernst & Young as our firm's independent auditors for fiscal 2004.

                      The audit committee
                      Ronald T. Maheu, Chairman
                      Basil L. Anderson
                      William F. Concannon

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        Our audit committee has reappointed Ernst & Young LLP as our independent accountants to audit our consolidated financial statements for the fiscal year ending November 27, 2004. We expect that representatives of Ernst & Young will be present at the annual meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

        The following is a summary of the fees for professional services rendered by Ernst & Young for the fiscal years ended November 29, 2003 and November 30, 2002:

	Fees
Fee category
	Fiscal 2003	Fiscal 2002
Audit fees	$334,800	$234,900
Audit-related fees	—	133,000
Tax fees	196,000	132,100
All other fees	—	—

Total fees	$530,800	$500,000

        Audit fees.    Audit fees represent fees for professional services performed by Ernst & Young for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements. For fiscal 2003, these services included services performed by Ernst & Young in connection with our public offering in August 2003, including the review of our registration statement on Form S-3 and the related prospectus and the issuance of a "comfort letter" to the underwriters of the offering.

        Audit-related fees.    Audit-related fees represent fees for assurance and related services performed by Ernst & Young that are reasonably related to the performance of the audit or review of our financial statements. These services include due diligence related to mergers and acquisitions.

        Tax fees.    Tax fees represent fees for professional services performed by Ernst & Young with respect to tax compliance, tax advice and tax planning. These services include assistance with the preparation of federal, state, and foreign income tax returns.

        All other fees.    Ernst & Young did not perform any services other than the services described above.

Pre-approval policies and procedures

        At present, our audit committee approves each engagement for audit or non-audit services before we engage Ernst & Young to provide those services. However, the audit committee has delegated to the chairman of the audit committee the authority to pre-approve audit and non-audit services that the chairman determines in good faith to be minimal services that would not impair the independence of the auditor. The chairman of the audit committee must notify the other members of the committee of any audit or non-audit service that he pre-approves under this delegation of authority. Other, more significant audit and non-audit services continue to require pre-approval by the entire audit committee.

        Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage Ernst & Young to provide any specified services with only an obligation to notify the audit committee of the engagement for those services. None of the services provided by Ernst & Young for fiscal 2003 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. SEC regulations require officers, directors and greater-than-ten-percent stockholders to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during fiscal 2003 and Forms 5 and amendments thereto furnished to us with respect to fiscal 2003, or written representations that Form 5 was not required for fiscal 2003, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner.

STOCKHOLDER PROPOSALS

        Stockholder proposals for inclusion in our proxy materials relating to our 2005 annual meeting of stockholders must be received by us at our executive offices no later than November 17, 2004 or, if the date of that meeting is more than 30 calendar days before or after April 16, 2005, a reasonable time before we begin to print and mail our proxy materials with respect to that meeting.

        In addition, our by-laws provide that a stockholder desiring to bring business before any meeting of stockholders or to nominate any person for election to the board of directors must give timely written notice to our clerk in accordance with the procedural requirements set forth in our by-laws. In the case of a regularly scheduled annual meeting, written notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days before the scheduled annual meeting, must describe the business to be brought before the meeting and must provide specific information about the stockholder, other supporters of the proposal, their stock ownership and their interest in the proposed business. If we hold our 2005 annual meeting before April 15, 2005, and if we give less than 70 days' notice or prior public disclosure of the date of that meeting, then the stockholder's notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the tenth day after the earlier of (1) the day on which we mailed notice of the date of the meeting and (2) the day on which we publicly disclosed the date of the meeting. Currently, in order to bring an item of business before the 2005 annual meeting in accordance with our by-laws, a stockholder must deliver the requisite notice of that item of business to us between January 15, 2005 and February 14, 2005.

AVAILABLE INFORMATION

        Stockholders of record on March 8, 2004 will receive a proxy statement and our annual report to stockholders, which contains detailed financial information about our firm. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

Annex A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
CHARLES RIVER ASSOCIATES INCORPORATED

As Approved by the Board of Directors on January 8, 2004

Purpose:

        The purpose of the Audit Committee (the "Committee") established pursuant to this Charter is to perform general oversight of the accounting and financial reporting processes of Charles River Associates Incorporated and its subsidiaries (the "Company") and the audits of the financial statements of the Company. The Committee shall assist the Board of Directors (the "Board") of the Company in fulfilling its oversight responsibilities relating to (a) the quality and integrity of the Company's financial statements and other financial reports, (b) the Company's system of internal accounting controls, (c) the performance of the Company's internal and independent auditors and (d) the Company's compliance with legal and regulatory requirements.

        In addition, the Committee shall have the authority to undertake the specific duties and responsibilities listed below and the authority to undertake such other specific duties as the Board from time to time may prescribe.

Membership:

        The Committee shall consist of at least three (3) members of the Board. The members of the Committee shall be appointed by, and shall serve at the discretion of, the Board. All members of the Committee shall meet the independence, financial literacy and other requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the listing standards of The Nasdaq Stock Market, Inc. ("Nasdaq") and related rules and regulations. At least one member of the Committee shall qualify as an audit committee financial expert within the meaning of the Exchange Act and the rules and regulations adopted thereunder.

Responsibility With Respect to Independent Auditors:

        The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company ("independent auditors"). The Company's independent auditors shall report directly to the Committee. The Committee shall have the authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

Additional Specific Responsibilities:

        In addition to, and in furtherance of, the foregoing responsibilities, the Committee shall have the following duties and responsibilities:

1.
Reviewing on a continuing basis the adequacy of the Company's system of internal controls, policies and procedures and approving policies relating to internal controls and protection of assets;

2.
Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function to the extent that the size and operations of the Company warrant this function;

3.
Prior to the annual independent audit, reviewing with the independent auditors the auditors' proposed audit scope and approach and the areas of audit emphasis;

4.
Reviewing and discussing reports from the independent auditors concerning (a) all critical accounting policies and practices used by the Company, (b) alternative accounting treatments within generally accepted accounting principles related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent auditors, and (c) other material written communications between the independent auditors and management;

5.
Reviewing with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such matters as are required to be discussed with the Committee under generally accepted auditing standards;

6.
Discussing with management and the independent auditors quarterly earnings press releases, including the interim financial information included therein;

7.
Reviewing and discussing with management and the independent auditors the Company's annual audited financial statements and quarterly financial statements, including the results of any audit or review of those financial statements and the disclosures in management's discussion and analysis of the Company's financial condition and results of operations; conducting a post-audit review of the audit findings (including any significant suggestions for improvements provided to management by the independent auditors), the form and content of the Company's financial statements and disclosures and the required communications from the independent auditors under generally accepted auditing standards and any applicable Securities and Exchange Commission ("SEC") regulations;

8.
Reviewing and discussing with management and the independent auditors the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, quarterly and annual earnings press releases and information prepared by the Company for its regular public conference telephone calls concerning its earnings and results of operations in the context of information provided to the Audit Committee and the Board;

9.
If deemed appropriate, recommending to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year;

10.
Reviewing the performance of the independent auditors;

11.
Selecting and retaining the independent auditors;

12.
Ensuring the Committee's receipt from the independent auditors of a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard 1, actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors, and taking, or recommending that the Board take, appropriate action to oversee the independence of the independent auditors;

13.
Approving fee arrangements with the independent auditors;

14.
Establishing policies and procedures for the review and pre-approval by the Committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the independent auditors, with exceptions for de minimis activities and amounts under certain circumstances as described by law;

15.
Overseeing compliance with SEC requirements for disclosure of auditors' services and Committee members' activities;

16.
Obtaining at least annually and reviewing a report by the independent auditors describing the independent auditors' internal quality control procedures, any material issues raised by the most recent internal quality review or peer review of the independent auditors or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits conducted by the independent auditors and any steps taken to deal with any such issues;

17.
Establishing for the Company clear hiring policies for employees or former employees of the independent auditors that comply with applicable SEC regulations;

18.
Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

19.
Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments, and approving such policies;

20.
Discussing with management the Company's policies and procedures for assessing and monitoring business risk;

21.
Instituting, if necessary, special investigations and, if appropriate, hiring special counsel or experts to assist;

22.
Reviewing related party transactions (as such term is defined in the Nasdaq listing requirements) for potential conflict of interest situations and, if appropriate, providing approval of such transactions;

23.
Providing a forum for the independent auditors to meet in closed session with the Committee;

24.
Reviewing with senior management and the independent auditors the Company's accounting and financial personnel resources;

25.
Receiving and reviewing the response of the management of the Company to any management letter or report from the independent auditors;

26.
Reviewing, and overseeing the resolution of, any dispute between management and the independent auditors and, if appropriate, making recommendations with respect thereto to the Board;

27.
Establishing procedures for receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

28.
Preparing the report of the Committee required by the rules of the SEC to be included the Company's proxy statement; and

29.
Performing other oversight functions as requested by the full Board.

        In addition to the above responsibilities, the Committee shall undertake such other duties as the Board delegates to it, and shall report, at least annually, to the Board regarding the Committee's examinations, actions and recommendations.

Meetings:

        It is anticipated that the Committee will meet at least four times each year. However, the Committee may establish its own schedule. Each meeting shall include an executive session that will allow the Committee to maintain free and open communications with the Company's independent auditors.

        The Committee shall meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Committee shall meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditors' examination and management report.

        The Committee is authorized, by majority vote or unanimous written consent of its members, to adopt its own rules of procedure, including the formalities of calling, noticing and holding meetings and for the taking of action of the Committee by vote at any such meeting or by unanimous written consent of the members thereof. Unless and until any such procedures are formally adopted by the Committee, the procedures with respect to calling, noticing and holding meetings of the Committee and conducting business of the Committee shall be the same as those provided in the By-laws of the Company with respect to calling, noticing and holding meetings of and taking action by the Board.

Reports:

        The Committee may present its reports or recommendations to the Board in written or oral form. The Committee's recommendations shall be incorporated as a part of the minutes of the Board meeting at which those recommendations are presented.

Minutes:

        The Committee will maintain written minutes of its meetings, which will be filed with the minutes of the meetings of the Board.

Other:

        The Committee, in its sole discretion, shall have the right, as and when it shall determine to be necessary or appropriate to the functions of the Committee:

1.
at the Company's expense and not at the expense of the members thereof, to retain independent counsel (which may be, but need not be, the regular corporate counsel to the Company) and other advisors to assist it in connection with its functions;

2.
at the Company's expense and not at the expense of the members thereof, to incur ordinary administrative expenses that are necessary or appropriate in carrying out its duties; and

3.
to request, and to rely upon, advice, orally or in writing, from the Chief Executive Officer and the Chief Financial Officer of the Company and from any representative of the independent auditors to the Company participating in such independent auditors' engagement by the Company, concerning aspects of the operation or financial condition of the Company relevant to the functions of the Committee.

        The officers of the Company are requested to cooperate with the Committee and to render assistance to it as it shall request in carrying out its functions.

Limitation of Audit Committee Responsibility:

        In adopting this Charter, the Board acknowledges that it is not the responsibility of the Committee to prepare the Company's financial statements, plan or conduct audits of those financial statements, or determine whether those financial statements are complete and accurate and conform to generally accepted accounting principles and applicable rules and regulations. These tasks are the responsibility of management and the Company's independent auditors.

Delegation:

        To the extent permitted by law, the Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee.

Annual Reviews:

        The Committee will review and reassess the adequacy of this Charter on at least an annual basis and will report to the Board the results of such review and reassessment. At least annually, the Committee will conduct an evaluation of its performance to determine whether it is functioning effectively.

DETACH HERE                                                                                                                                                   ZCRVC2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHARLES RIVER ASSOCIATES INCORPORATED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE LISTED IN THE PROPOSAL.

CHARLES RIVER ASSOCIATES INCORPORATED

Proxy for Annual Meeting of Stockholders
to be held on April 16, 2004

        The undersigned stockholder of Charles River Associates Incorporated ("CRA"), revoking all prior proxies, hereby appoints James C. Burrows, Rowland T. Moriarty and J. Phillip Cooper, and each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of CRA which the undersigned is entitled to vote at the Annual Meeting of Stockholders of CRA, to be held at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts, on Friday, April 16, 2004, beginning at 10:00 a.m., local time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting dated March 17, 2004 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournment or postponement thereof. Attendance of the undersigned at the Annual Meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CHARLES RIVER ASSOCIATES
INCORPORATED
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZCRVC1
☒
Please mark
votes as in
this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN THE PROPOSAL OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

1.	Election of Directors.
	Nominees:	(01) Basil L. Anderson (Class II), (02) Nancy L. Rose (Class II), (03) James C. Burrows (Class III), (04) Franklin M. Fisher (Class III) and (05) Carl Shapiro (Class III).
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
	☐	For all nominees except as noted above
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐
Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailed in the United States.

Please sign exactly as name(s) appears on stock certificate. If shares are held as joint tenants, both should sign. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign in full partnership name by an authorized partner or other person. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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